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                                                                    Exhibit 11.1


                       KOWLOON-CANTON RAILWAY CORPORATION
                               (THE "CORPORATION")


                            SENIOR FINANCIAL OFFICERS
                                 CODE OF ETHICS


1. The honesty, integrity and sound judgment of Senior Financial Officers is fundamental to the reputation and success of the Corporation. While all employees are required to adhere to the Corporation's policies and Code of Conduct, the professional and ethical conduct of Senior Financial Officers is essential to the proper function and success of the Corporation. This Code of Ethics applies to the Corporation's "Senior Financial Officers", which are its Chief Executive Officer, Director (Finance), General Manager (Financial Control), General Manager (Corporate Treasury) and all persons performing similar functions.


GENERAL

2. To the best of their knowledge and ability, Senior Financial Officers of the Corporation must:-

     o Act with honesty and integrity and avoid actual or apparent conflicts of interest in personal and professional relationships. Conflicts of interest arise when an individual, or a member of his or her immediate family, receives, or appears to receive, improper personal benefits as a result of his or her position in the Corporation. Actual or apparent conflicts of interest include, but are not limited to, the following examples:

          (i) ENGAGING IN ANY personal business transaction involving the Corporation for profit or gain without first reporting the same to the Company Secretary and General Counsel, who will take appropriate action to determine whether a conflict exists.

          (ii) being a consultant to, or a director, officer or employee of, a supplier or competitor of the Corporation;

          (iii) receiving, directly or indirectly, improper personal benefits as a result of using Corporation property or obtaining services;

          (iv) conducting Corporation business with a family member, or taking any business action that improperly benefits a family member; and

          (v) accepting money, personal gifts, discounts, loans (other than loans from lending institutions at prevailing interest rates), or other special treatment or gratuities from any supplier or competitor of the Corporation, save where permitted in accordance with KCRC's policies and Code of Conduct.

     o Provide colleagues with, or cause to be provided, information that is full, fair, accurate, complete, objective, relevant, timely and understandable, for disclosure purposes in reports and documents that the Corporation files with or submits to any Hong Kong or other securities regulatory body or securities exchange or any other public communications.

     o Comply, and take all reasonable actions to cause others to comply, with the applicable laws, rules and regulations of Hong Kong or other foreign state or country whose laws may apply to the Corporation in any particular circumstances.

     o Act in good faith, with due care, competence and diligence, without misrepresenting, misstating, exaggerating, omitting or otherwise untruthfully, carelessly or wrongfully disclosing material facts or information pertaining to the Corporation or allowing independent judgment to be subordinated or biased.

     o Respect the confidentiality of information acquired in the course of employment and not use such confidential information in an unethical or opportunistic manner, such as (a) taking for themselves personal opportunities related to the Corporation's business; (b) using the Corporation's property, information or position for personal gain; or
          (c) competing with the Corporation for business opportunities.

     o Share knowledge among themselves and the Corporation's employees and maintain skills necessary and relevant to the Corporation's needs.

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     o    Proactively promote ethical and honest behaviour within the
          Corporation.

     o Ensure the responsible use of and control of all the Corporation's assets, resources and information for legitimate business purposes only.

3. All Senior Financial Officers are expected to adhere to both the Corporation's policies and Code of Conduct and this Code of Ethics for Senior Financial Officers at all times.


RECORD KEEPING

4. The Corporation requires honest and accurate recording and reporting by all Senior Financial Officers of information in order to make responsible business decisions. All of the Corporation's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Corporation's transactions and must conform both to applicable legal requirements and to the Corporation's system of internal controls. Unrecorded or "off the books" funds or assets should not be maintained unless permitted by applicable law or regulation.


ACCURATE AND TIMELY PERIODIC REPORTS

5. The Corporation is committed to providing full, fair, accurate, timely and understandable disclosure in periodic reports and documents that the Corporation files, or submits to, its shareholder or the applicable regulatory bodies and in other public communications. Specifically, the Senior Financial Officers shall exercise their best endeavours to ensure that the Corporation:-

     o maintains accurate books and records that fully, fairly and accurately reflect the Corporation's financial information and reporting of transactions;

     o ensure that the financial statements and other financial information included in periodic and other reports is prepared in accordance with generally accepted accounting principles and fairly presents in all material respects the financial condition, results of operations and cash flows of the Corporation;

     o maintain such disclosure controls and procedures to ensure that material information relating to the Corporation is made known to management, particularly during the periods in which the Corporation's periodic reports are being prepared;

     o maintain such internal controls and procedures for financial reporting to provide reasonable assurances that the Corporation's financial statements are fairly presented in conformity with generally accepted accounting principles;

     o prohibit the establishment of any undisclosed or unrecorded funds or assets;

     o disclose material off-balance sheet transactions in compliance with applicable laws and regulations; and

     o    otherwise present information in a clear and orderly manner.


REPORTING ANY ILLEGAL OR UNETHICAL BEHAVIOUR

6. Senior Financial Officers have a duty to adhere to this Code and the Corporation's policies and Code of Conduct, and to report promptly to the Company any suspected violations in accordance with the applicable procedures. Senior Financial Officers are required to report promptly to the Corporation's General Counsel, who shall submit a report to the Audit Committee, respecting any observed violations of this Code or any other illegal or unethical behaviour.

7. This Code of Ethics for Senior Financial Officers cannot and is not intended to cover every applicable law or to anticipate every issue that may arise, but does set out the basic principles to be followed. If a Senior Financial Officer is unclear about a particular situation, guidance must first be sought from the Corporation's Legal Department or where appropriate, the Audit Committee, before taking action.

8. Only the Managing Board shall have the sole and absolute discretionary authority to approve any amendment to or any deviation or waiver from the Code of Ethics for Senior


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     Financial Officers. Any waiver and the grounds for such waiver for a Senior
     Financial Officer shall be promptly disclosed on the Corporation's website, its Intranet and through a filing with the United States Securities and Exchange Commission on Form 20-F.


ACCOUNTABILITY

9. While the Corporation's General Counsel will oversee the procedures designed to implement this Code, it is the individual responsibility of each Senior Financial Officer to become familiar with this Code, to adhere to the standards and restrictions set forth herein, to conduct himself or herself accordingly and to avoid even the appearance of impropriety.